EXHIBIT 99.1
CAUTIONARY STATEMENTS
Certain information in this Form 10-Q may contain forward-looking statements regarding future events or the future performance of the Company including, without limitation, its expectations regarding the annual effective tax rate. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements and risk factors contained therein. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) loss of significant customers or a reduction in prices we charge these customers as a result of consolidation of mobile phone operators, including Dobson Communications Corporation, Suncom and Rural Cellular Corporation, which were recently acquired, or Alltel, which has announced plans to be acquired; (ii) our obligations under certain debt, lease and other contractual arrangements; (iii) dependence upon principal suppliers and availability and price of wireless products including the risk of consolidation of these suppliers; (iv) our ability to borrow additional funds, including the viability of the banks participating in our credit facilities that might impact their ability to provide additional funds; (v) collection of our accounts receivable; (vi) our ability to expand and implement our future growth strategy, including acquisitions; (vii) uncertainty regarding future volatility in our Common Stock price; (viii) uncertainty regarding whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (ix) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (x) the potential for our operations to be materially affected by fluctuations in regional demand and economic factors; (xi) rapid technological changes in the wireless communications and data industry; (xii) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xiii) effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xiv) the impact that seasonality may have on our business and results; (xv) our ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xvi) protecting our proprietary information; (xvii) existence of anti-takeover measures; (xviii) the fact that a substantial number of shares are eligible for future sale by Dangaard Holding and the sale of those shares could adversely affect our stock price; (xix) integration of Dangaard Telecom’s operations in a timely manner; (xx) acquisition related accounting impairment and amortization charges may delay and reduce our post-acquisition profitability; (xxi) exposure to unknown pre-existing liabilities of Dangaard Telecom; (xxii) possible adverse effects of future medical claims regarding the use of wireless devices; (xxiii) intense industry competition. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “estimate” “intend,” “likely”, “will” , “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.